                                                                 EXHIBIT (C)(12)





                               PURCHASE AGREEMENT

                                  by and among

                    JILLIAN'S ENTERTAINMENT HOLDINGS, INC.,

                       J.W. CHILDS EQUITY PARTNERS, L.P.

                                      and

                          THE OTHER SIGNATORIES HERETO

                          dated as of April [ ], 1997

                               TABLE OF CONTENTS

                               PURCHASE AGREEMENT


                                   ARTICLE I

                     PURCHASE OF PREFERRED STOCK; EXCHANGE
                     OF COMMON STOCK; CONVERSION OF OPTIONS

1.1      Preferred Stock to be Sold.................................................................. 2
1.2      Exchange of Common Stock; Receipt of Options................................................ 2
1.3      Rollover of Certain Options................................................................. 2
1.4      Cashout of Certain Options. ................................................................ 3
1.5      Closing Deliveries.......................................................................... 3
1.6      Closing..................................................................................... 4

                                                ARTICLE  II

                                REPRESENTATIONS AND WARRANTIES OF HOLDINGS

2.1      Organization of Holdings and Sub............................................................ 5
2.2      Capital Structure of Holdings and Sub....................................................... 5
2.3      Authority; No Conflict; Required Filings and
         Consents.................................................................................... 6

                                               ARTICLE III

                                  REPRESENTATIONS AND WARRANTIES OF JWC

3.1      Organization of JWC......................................................................... 8
3.2      Authority; No Conflict; Required Filings and
         Consents.................................................................................... 8
3.3      Authorization of Representative ............................................................ 9
3.4      Acquisition of Shares for Investment........................................................ 9

                                                ARTICLE IV

                                      REPRESENTATIONS AND WARRANTIES
                                     OF THE CONTINUING SHAREHOLDERS,
                                THE OTHER OPTION HOLDERS AND THE BORROWERS

4.1      Authority; No Conflict; Required Filings and
         Consents.................................................................................... 11
4.2      Acquisition of Shares of Holdings Common and
         Holdings Options for Investment............................................................. 12
4.3      Title to Shares of Jillian's Common......................................................... 13

                                   ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF THE CONTINUING
               OPTION HOLDERS, THE NON-CONTINUING OPTION HOLDERS
                       AND THE CONTINUING WARRANT HOLDERS

5.1      Authority; No Conflict; Required Filings and
         Consents.........................................................................................   13
5.2      Acquisition of Holdings Management Options and
         Holdings Warrants for Investment.................................................................   15
5.3      Title to Jillian's Management Options and
         Jillian's Warrants...............................................................................   16


                                                ARTICLE VI

                               REPRESENTATIONS AND WARRANTIES OF JILLIAN'S

6.1      Organization of Jillian's .......................................................................   16
6.2      Authority; No Conflict; Required Filings and
         Consents ........................................................................................   17

                                               ARTICLE VII

                                                COVENANTS

7.1      Legal Conditions.................................................................................   18
7.2      Consents and Approvals...........................................................................   18
7.3      Reasonable Efforts...............................................................................   18
7.4      JWC Agreements...................................................................................   19
7.5      Continuing Shareholder Agreements; Other Option
         Holder Agreements................................................................................   19
7.6      Continuing Option Holder Agreements..............................................................   19
7.7      Holdings Agreements..............................................................................   19
7.8      Debt Instruments.................................................................................   19
7.9      No Solicitation..................................................................................   20
7.10     Continuing Warrant Holders ......................................................................   21


                                               ARTICLE VIII

                                 CONDITIONS TO OBLIGATIONS OF THE PARTIES

8.1      Conditions to Each Party's Obligation............................................................   21
8.2      Additional Conditions to Obligations of Hold-
         ings and JWC....................................................................................    22
8.3      Additional Conditions to Obligations of
         Jillian's, the Continuing Shareholders, the
         Other Option Holders, the Continuing Option
         Holders, the Non-Continuing Option Holders and
         the Borrowers....................................................................................   22

                                   ARTICLE IX

                                  TERMINATION

9.1      Termination......................................................................................  23
9.2      Effect of Termination......................................................................... 21, 23

                                                 ARTICLE X

                                                 SURVIVAL

10.1     Survival.........................................................................................  24

                                                ARTICLE XI

                                               MISCELLANEOUS

11.1     Amendment........................................................................................  24
11.2     Extension; Waiver................................................................................  24
11.3     Notices..........................................................................................  24
11.4     Interpretation...................................................................................  26
11.5     Counterparts.....................................................................................  26
11.6     Entire Agreement.................................................................................  26
11.7     Governing Law....................................................................................  26
11.8     Severability.....................................................................................  26
11.9     Assignment.......................................................................................  27

Schedule 1                 Continuing Shareholders; Other Option
                           Holders
Schedule 2                 Continuing Option Holders
Schedule 3                 Continuing Warrant Holders
Exhibit A                  Form of Holdings Option
Exhibit B                  Form of Holdings Warrant
Exhibit C                  Form of IP Promissory Note
Exhibit D                  Form of Foster Promissory Note
Exhibit E                  Form of Troy Promissory Note
Exhibit F                  Matters to be Covered by Opinion
                           of Counsel to Continuing Share-
                           holders

                               PURCHASE AGREEMENT


                  This Purchase Agreement (this "Agreement") is made and entered into as of this [ ] day of April, 1997 by and among Jillian's Entertainment Holdings, Inc., a Delaware corporation ("Holdings"), J.W. Childs Equity Partners, L.P., a Delaware limited partnership ("JWC"), [
 ] (the "Representative"), as representative of, and attorney-in-fact for, certain related persons or entities of JWC (the "Group", and together with JWC, the "JWC Group"), Jillian's Entertainment Corporation, a Florida corporation ("Jillian's"), those persons listed as Continuing Shareholders on the signature pages hereto (the "Continuing Shareholders"), those persons listed as Other Option Holders on the signature pages hereto ("Other Option Holders"), those persons listed as Continuing Option Holders on the signature pages hereto (the "Continuing Option Holders"), those persons listed as Non-Continuing Option Holders on the signature pages hereto (the "Non-Continuing Option Holders"), those persons listed as Borrowers on the signature pages hereto (the "Borrowers") and those persons listed as Continuing Warrant Holders on the signature pages hereto (the "Continuing Warrant Holders").

                  WHEREAS, Holdings, Jillian's Entertainment Acquisition Corporation, a Florida corporation and a wholly owned subsidiary of Holdings ("Sub"), and Jillian's are executing, simultaneously with the execution of this Agreement, an Agreement and Plan of Merger (the "Merger Agreement") whereby, at the Effective Time (as defined therein), Sub will merge with and into Jillian's with Jillian's becoming a wholly owned subsidiary of Holdings; and

                  WHEREAS, pursuant to the terms of the Merger Agreement, it is a condition of the obligations of the parties thereto that the transactions contemplated by this Agreement shall have been consummated prior to the Effective Time;

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and for other good and valuable consideration, and in-tending to be legally bound hereby, the parties hereto agree as follows:


                                   ARTICLE I

                     PURCHASE OF PREFERRED STOCK; EXCHANGE
                     OF COMMON STOCK; TREATMENT OF OPTIONS


                  1.1 Preferred Stock to be Sold. Upon the terms and subject to the conditions contained herein, at the Closing (as hereinafter defined), Holdings shall sell and transfer to the JWC Group, and the JWC Group shall purchase and accept from Holdings, 12,872,774 shares of Series A 12% Cumulative Convertible Accruing Pay-In-Kind Preferred Stock, par value $.001 per share, of Holdings (the "Preferred Stock"). The purchase price for the Preferred
Stock, payable by the JWC Group to Holdings, in immediately available funds, at the Closing, is $12,000,000.

                  1.2 Exchange of Common Stock; Receipt of Options. Upon the terms and subject to the conditions contained herein, at the Closing, (i) each of the Continuing Shareholders shall transfer to Holdings all of the shares of common stock, $.001 par value per share, of Jillian's ("Jillian's Common") owned by such Continuing Shareholder (as set forth on Schedule 1 hereto) and Holdings shall accept such shares of Jillian's Common and issue to each of the Continuing Shareholders shares of common stock, par value $.001 per share, of Holdings ("Holdings Common") and options to purchase shares of Holdings Common, substantially in the form of Exhibit A hereto ("Holdings Options"), as set forth on Schedule 1 hereto and (ii) Holdings shall issue to each of the Other Option Holders Holdings Options, as set forth on Schedule 1 hereto. After the Effective Time, each Holdings Option shall be exercisable upon the terms and conditions set forth in the Holdings 1997 Non-Qualified Stock Option Plan, substantially in the form of Exhibit C to the Merger Agreement (the "Holdings Stock Option Plan").

                  1.3 Rollover of Certain Options. Upon the terms and subject to the conditions contained herein, at the Closing, each of the Continuing Option Holders shall deliver to Holdings each option owned by such Continuing

Option Holder (whether or not then vested or exercisable) to purchase shares of Jillian's Common (a "Jillian's Management Option") granted under the Consolidated Stock Option Plan, the 1994 Director, Adviser and Key Employee Stock Option Plan or the 1995 Director, Adviser and Key Employee Stock Option Plan, (collectively, the "Jillian's Stock Option Plans"), and Holdings shall accept such Jillian's Management Options and issue to each of the Continuing Option Holders options to purchase shares of Holdings Common, substantially in the form of Exhibit D to the Merger Agreement ("Holdings Management Options"), as set forth on Schedule 2 hereto. Each Holdings Management Option will be exercisable for a number of shares of Holdings Common equal to the number of shares of Jillian's Common subject to the Jillian's Management Option for which it was exchanged, at an exercise price equal to the exercise price per share of such Jillian's Management Option. After the Effective Time, each Jillian's Management Option shall be cancelled, and each Holdings Management Option shall be exercisable upon the terms and conditions set forth in the Holdings Stock Option Plan.

                  1.4 Cashout of Certain Options. Upon the terms and subject to the conditions contained herein, at the Closing each of the Non-Continuing Option Holders shall deliver to Holdings each Jillian's Management Option owned by such Non-Continuing Option Holder, and Holdings shall accept such Jillian's Management Options and shall deliver to each of the Non-Continuing Option Holders a lump sum cash payment for each such Jillian's Management Option equal to the product of (i) the number of shares of Jillian's Common subject to such Jillian's Management Option and (ii) the excess, if any, of the Merger Consideration (as defined in the Merger Agreement) over the exercise price per share of such Jillian's Management Option. After the Effective Time, each such Jillian's Management Option shall be cancelled.

                  1.5 Closing Deliveries. At the Closing, (a) the JWC Group shall deliver to Holdings, by wire transfer of immediately available funds pursuant to the instructions of Holdings, $12,000,000, (b) Holdings shall deliver to the JWC Group certificates evidencing 12,872,774 shares of Preferred Stock, (c) the Continuing Shareholders shall each deliver to Holdings certificates representing the shares of Jillian's Common owned by such

Continuing Shareholder, duly endorsed in blank or accompanied by appropriate stock powers duly executed in blank, in proper form for transfer and with all requisite stock transfer stamps, if any, attached or provided for, (d) Holdings shall deliver to each of the Continuing Shareholders a certificate or certificates evidencing shares of Holdings Common and Holdings Options as set forth on Schedule 1 hereto, (e) Holdings shall deliver to each of the Other Option Holders Holdings Options as set forth on Schedule 1 hereto, (f) the Continuing Option Holders shall each deliver to Holdings the Jillian's Management Options owned by such Continuing Option Holder, (g) Holdings shall deliver to each of the Continuing Option Holders Holdings Management Options as set forth on Schedule 2 hereto, (h) the Non-Continuing Option Holders shall each deliver to Holdings the Jillian's Management Options owned by such Non-Continuing Option Holder, (i) Holdings shall deliver to each Non-Continuing Option Holder the lump sum cash payment, if any, set forth in Section 1.4 applicable to such Non-Continuing Option Holder and (j) the parties shall deliver such other instruments or documents as may be reasonably necessary to carry out the transactions contemplated by this Agreement and to comply with the terms hereof.

                  1.6 Closing. Subject to Article VII, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place immediately prior to the Effective Time, on the later of (a) May 13, 1997 or
(b) the first business day after satisfaction or waiver of the latest to occur of the conditions set forth in Article VII, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, One Beacon Street, Boston, Massachusetts or on such other date, or at such other time or place, as is agreed to in writing by JWC and Jillian's. The date on which the Closing shall occur is referred to herein as the "Closing Date."


                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF HOLDINGS

                  Holdings hereby represents and warrants to Jillian's, the Continuing Shareholders and the Borrowers with respect to Sections 2.1 through
2.3 and to the Other Option Holders, the Continuing Option Holders, the Non-

Continuing Option Holders and the Continuing Warrant Holders with respect to Sections 2.1 through 2.3, except Section 2.2(d), as follows:

                  2.1 Organization of Holdings and Sub. Each of Holdings and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdic-tion in which the failure to be so qualified or licensed would have or result in a material adverse effect on the prospects, business, assets (including intangible assets), properties, liabilities, results of operations or condition (financial or otherwise) (a "Material Adverse Effect") of Holdings (taken separately) or Holdings and Sub (taken as a whole). Except for Sub, Holdings does not, directly or indirectly, own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

                  2.2  Capital Structure of Holdings and Sub.

                       (a) The authorized capital stock of Holdings consists of 55,000,000 shares of Holdings Common and 42,000,000 shares of Preferred Stock. As of the date hereof, one share of Holdings Common is issued and outstanding and is registered in the name of JWC, such share being duly authorized, validity issued, fully paid and nonassessable and no shares of Preferred Stock are issued and outstanding. It is the intent of the parties that such share of Holdings Common be surrendered by JWC at the Effective Time in exchange for one dollar.

                       (b) The authorized capital stock of Sub consists of 1,000 shares of common stock, par value $.001 per share, of which 10 shares are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable.

                       (c) Except as set forth in Section 2.2 (a) and (b) and as otherwise explicitly set forth in this Agreement, there are no equity securities of any class of

Holdings or Sub or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. There are no options, warrants, calls, rights, commitments or agreements of any character to which Holdings or Sub is a party, or by which Holdings or Sub is bound, obligating Holdings or Sub to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Holdings or Sub or obligating Holdings or Sub to grant, extend or accelerate the vesting or enter into any such option, warrant, call, right, commitment or agreement. There are no voting trusts, proxies or other agreements or understandings with respect to the shares of capital stock of Holdings. There are no obligations, contingent or otherwise, of Holdings or Sub to repurchase, redeem or otherwise acquire any shares of capital stock of Holdings or Sub or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity.

                           (d)  All of the shares of Preferred Stock and
Holdings Common to be issued pursuant to the terms hereof have been duly authorized by all necessary corporate action and will, when issued in accordance with this Agreement, be validly issued, fully paid and non-assessable and free of preemptive rights, other than restrictions imposed by the Certificate of Incorporation of Holdings, as amended (the "Holdings Certificate of Incorporation"), the By-Laws of Holdings, as amended (the "Holdings By-Laws"), or the Stockholders Agreement (as defined in the Merger Agreement).

                  2.3  Authority; No Conflict; Required Filings and Consents.

                           (a)  Holdings has all requisite corporate power and
authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Holdings. This Agreement has been duly and validly executed and delivered by Holdings and constitutes a valid and binding obligation of Holdings, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

                           (b)  The execution and delivery of this Agreement by
Holdings does not, and the consummation of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of any provision of the Holdings Certificate of Incorporation or the Holdings By-laws or (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Holdings or Sub is a party or by which Holdings or Sub or any of their properties or assets may be bound, except in the case of clause
(ii) for any such violations, breaches, defaults, terminations, cancellations, accelerations or conflicts which would not, in the aggregate, have or result in a Material Adverse Effect on Holdings (taken separately) or Holdings and Sub (taken as a whole) or impair the ability of Holdings to consummate the transactions contemplated by this Agreement.

                           (c)  No consent, approval, order or authorization
of, or registration, declaration or filing (collectively, "Consents") with any person, including, without limitation, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Authority") is required by or with respect to Holdings or Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) such Consents as may be required under applicable state securities laws and (ii) such other Consents (other than those of a Governmental Entity) which, if not obtained or made, would not, individually or in the aggregate, have a Material Adverse Effect on Holdings (taken individually) or Holdings and Sub (taken as a whole) or impair the ability of Holdings to consummate the transactions contemplated by this Agreement.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                     OF JWC

                  JWC hereby represents and warrants to Jillian's, the Continuing Shareholders, the Other Option Holders, the Continuing Option Holders, the Non-Continuing Option Holders, the Borrowers and the Continuing Warrant Holders, on behalf of itself and the JWC Group, as follows:

                  3.1 Organization of JWC. JWC is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite power to own, lease and operate its property and to carry on its business as now being conducted and is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified or licensed would have or result in a Material Adverse Effect on JWC.

                  3.2  Authority; No Conflict; Required Filings and Consents.

                           (a)  JWC has all requisite power and authority to
enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of JWC. This Agreement has been duly and validly executed and delivered by JWC and constitutes a valid and binding obliga-tion of JWC, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

                           (b)  The execution and delivery of this Agreement by
JWC does not, and the consummation of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of any provision of the organizational documents of JWC, or

(ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which JWC is a party or by which JWC or any of its properties or assets may be bound, except in the case of clause (ii) for any such violations, breaches, defaults, terminations, cancellations, accelerations or conflicts which would not, in the aggregate, have or result in a Material Adverse Effect on JWC or impair the ability of JWC to consummate the transactions contemplated by this Agreement.

                       (c) No Consent of any person, including without limitation, any Governmental Entity, is required by or with respect to JWC in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) such Consents as may be required under applicable state securities laws and (ii) such other Consents (other than those of a Governmental Entity) which, if not obtained or made, would not, individually or in the aggregate, have a Material Adverse Effect on JWC or impair the ability of JWC to consummate the transactions contemplated by this Agreement.

                  3.3 Authorization of Representative. The Representative is duly authorized to act as representative of, and attorney-in-fact for, the
Group pursuant to [     ].  This Agreement has been duly and validly executed
and delivered by the Representative and constitutes a valid and binding obligation of the Group, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

                  3.4 Acquisition of Shares for Investment. The JWC Group is acquiring the shares of Preferred Stock for its own account for investment purposes and not (a) as nominee or agent for any other person, firm, corporation or entity, or (b) with a view toward, or for sale in connection with, any distribution thereof or (c) with any present intention of distributing or selling any of the shares of Preferred Stock. The JWC Group agrees that the shares of Preferred Stock may only be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of if registered under applicable law (including without limitation the Securities Act of 1933, as amended (the "Securities Act")) or if so sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of pursuant to an available exemption from all applicable registration requirements. The JWC Group has such sufficient knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment, and the JWC Group understands and is able to bear any economic risks associated with such investment for an indefinite period of time, inasmuch as the shares of Preferred Stock have not been, and may not in the foreseeable future be, regis-tered under the Securities Act, and including the risk of the loss of the JWC Group's entire investment in such shares. The JWC Group and the JWC Group's attorneys, accountants and other representatives and advisors, if any, (i) have been given an opportunity to ask, and have to the extent that the JWC Group has considered necessary, asked questions of, and have received answers from, representatives of Holdings and Jillian's concerning the terms of this investment and the affairs of Holdings and Jillian's; and (ii) have been given or afforded access to all documents, records, books and additional information which the JWC Group has requested regarding such matters.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                        OF THE CONTINUING SHAREHOLDERS,
                   THE OTHER OPTION HOLDERS AND THE BORROWERS

                  Each of the Continuing Shareholders, the Other Option Holders and the Borrowers represents and warrants to Holdings and the JWC Group as follows, except that only the Continuing Shareholders represent and warrant with respect to Section 4.3:

                  4.1  Authority; No Conflict; Required Filings and Consents.

                           (a)  Such Continuing Shareholder, Other Option
Holder or Borrower has all requisite power and authority and is legally competent to enter into this Agreement and to consummate the transaction contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Continuing Shareholder, Other Option Holder or Borrower. This Agreement has been duly and validly executed and delivered by such Continuing Shareholder, Other Option Holder or Borrower and constitutes a valid and binding obligation of such Continuing Shareholder, Other Option Holder or Borrower, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

                           (b)  The execution and delivery of this Agreement by
such Continuing Shareholder, Other Option Holder or Borrower does not, and the consummation of the transactions contemplated by this Agreement will not, result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which such Continuing Shareholder, Other Option Holder or Borrower is a party or by which such Continuing Shareholder, Other Option Holder or Borrower or any of its properties or assets may be bound, except for any such violations, breaches, defaults, terminations, cancellations, accelerations or conflicts which would not, in the aggregate, have or result in a Material Adverse Effect on such Continuing Shareholder, Other Option Holder or Borrower or impair the ability of such Continuing Shareholder, Other Option Holder or Borrower to consummate the transactions contemplated by this Agreement.

                       (c) No Consent of any person, including without limitation, any Governmental Entity, is required by or with respect to such Continuing Shareholder, Other Option Holder or Borrower in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) such Consents as may be required under applicable state securities laws and (ii) such other Consents (other than those of a Governmental Entity) which, if not obtained or made, would not, individually or in the aggregate, have a Material Adverse Effect on such Continuing Shareholder, Other Option Holder or Borrower or impair the ability of such Continuing Shareholder, Other Option Holder or Borrower to consummate the transactions contemplated by this Agreement.

                  4.2 Acquisition of Shares of Holdings Common and Holdings Options for Investment. Such Continuing Shareholder, Other Option Holder or Borrower is acquiring shares of Holdings Common or Holdings Options for its own account for investment purposes and not (a) as nominee or agent for any other person, firm, corporation or entity, or (b) with a view toward, or for sale in connection with, any distribution thereof or (c) with any present intention of distributing or selling any shares of Holdings Common or Holdings Options.
Such Continuing Shareholder, Other Option Holder or Borrower agrees that shares of Holdings Common and Holdings Options may only be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of if registered under applicable law (including without limitation the Securities
Act) or if so sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of pursuant to an available exemption from all applicable registration requirements. Such Continuing Shareholder, Other Option Holder or Borrower has such sufficient knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment, and such Continuing Shareholder, Other Option Holder or Borrower understands and is able to bear any economic risks associated with such investment for an indefinite period of time, inasmuch as the shares of Holdings Common and the Holdings Options have not been, and may not in the foreseeable future be, registered under the Securities Act, and including the risk of the loss of such Continuing Shareholder's, Other Option Holder's or Borrower's entire investment in shares of

Holdings Common or Holdings Options. Such Continuing Shareholder, Other Option Holder or Borrower and such Continuing Shareholder's, Other Option Holder's or Borrower's attorneys, accountants and other representatives and advisors, if any, (i) have been given an opportunity to ask, and have to the extent that such Continuing Shareholder, Other Option Holder or Borrower has considered necessary, asked questions of, and have received answers from, representatives of Holdings and Jillian's concerning the terms of this investment and the affairs of Holdings and Jillian's; and (ii) have been given or afforded access to all documents, records, books and additional information which such Continuing Shareholder, Other Option Holder or Borrower has requested regarding such matters.

                  4.3 Title to Shares of Jillian's Common. Such Continuing Shareholder has, and upon consummation of the transactions contemplated by this Agreement Holdings will acquire, good, valid and marketable title to the shares of Jillian's Common to be received by Holdings from such Continuing Shareholder pursuant to this Agreement.


                                   ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF THE CONTINUING
               OPTION HOLDERS, THE NON-CONTINUING OPTION HOLDERS
                       AND THE CONTINUING WARRANT HOLDERS

                  Each of the Continuing Option Holders and the Non-Continuing Option Holders (collectively, the "Jillian's Option Holders") and the Continuing Warrant Holders represents and warrants to Holdings and the JWC Group with respect to Sections 5.1 and 5.3 and each of the Continuing Option Holders and the Continuing Warrant Holders represents and warrants to Holdings and the JWC Group with respect to Section 5.2, as follows:

                  5.1  Authority; No Conflict; Required Filings and Consents.

                       (a)  Such Jillian's Option Holder or Continuing
Warrant Holder has all requisite power and authority and is legally competent to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Jillian's Option Holder or Continuing Warrant Holder. This Agreement has been duly and validly executed and delivered by such Jillian's Option Holder or Continuing Warrant Holder and constitutes a valid and binding obligation of such Jillian's Option Holder or Continuing Warrant Holder, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

                           (b)  The execution and delivery of this Agreement by
such Jillian's Option Holder or Continuing Warrant Holder does not, and the consummation of the transactions contemplated by this Agreement will not result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which such Jillian's Option Holder or Continuing Warrant Holder is a party or by which such Jillian's Option Holder or Continuing Warrant Holder or any of its properties or assets may be bound, except for any such violations, breaches, defaults, terminations, cancellations, accelerations or conflicts which would not, in the aggregate, have or result in a Material Adverse Effect on such Jillian's Option Holder or Continuing Warrant Holder or impair the ability of such Jillian's Option Holder or Continuing Warrant Holder to consummate the transactions contemplated by this Agreement.

                           (c)  No Consent of any person, including without
limitation, any Governmental Entity, is required by or with respect to such Jillian's Option Holder or Continuing Warrant Holder in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) such Consents as may be required under applicable state securities laws and (ii) such other Consents (other than those of a Governmental Entity) which, if not obtained or made, would not, individually or in the aggregate, have a Material Adverse Effect on such Jillian's Option Holder or Continuing Warrant Holder or impair the ability of such Jillian's Option Holder or Continuing Warrant Holder to consummate the transactions contemplated by this Agreement.

                           5.2  Acquisition of Holdings Management Options and
Holdings Warrants for Investment.   Such Continuing Option Holder or
Continuing Warrant Holder is acquiring Holdings Management Options or
Holdings Warrants (as defined below) for its own account for investment purposes and not (a) as nominee or agent for any other person, firm, corporation or entity, or (b) with a view toward, or for sale in connection with, any distribution thereof or (c) with any present intention of distributing or selling any Holdings Management Options or Holdings Warrants. Such Continuing Option Holder or Continuing Warrant Holder agrees that the Holdings Management Options and Holdings Warrants, and the shares of Holdings Common for which they are exercisable, may only be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of if registered under applicable law (including without limitation the Securities Act) or if so sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of pursuant to an available exemption from all applicable registration requirements. Such Continuing Option Holder or Continuing Warrant Holder has such sufficient knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment, and such Continuing Option Holder or Continuing Warrant Holder understands and is able to bear any economic risks associated with such investment for an indefinite period of time, inasmuch as the Holdings Management Options and Holdings Warrants, and the shares of Holdings Common for which they are exercisable, have not been, and may not in the foreseeable future be, registered under the Securities Act, and including the risk of the loss of such Continuing Option Holder's or Continuing Warrant Holder's entire investment in Holdings Management Options or Holdings Warrants. Such Continuing Option Holder or Continuing Warrant Holder and such Continuing Option Holder's or Continuing Warrant Holder's attorneys, accountants and other representatives and advisors, if any,

(i) have been given an opportunity to ask, and have to the extent that such Continuing Option Holder or Continuing Warrant Holder has considered necessary, asked questions of, and have received answers from, representatives of Holdings and Jillian's concerning the terms of this investment and the affairs of Holdings and Jillian's; and (ii) have been given or afforded access to all documents, records, books and additional information which such Continuing Option Holder or Continuing Warrant Holder has requested regarding such matters.

                  5.3 Title to Jillian's Management Options and Jillian's Warrants. Such Jillian's Option Holder has good, valid and marketable title to the Jillian's Management Options to be received by Holdings from such Jillian's Option Holder pursuant to this Agreement. Such Continuing Warrant Holder has good, valid and marketable title to the Jillian's Warrants (as defined below) to be received by Holdings from such Continuing Warrant Holder pursuant to this Agreement.


                                   ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES OF JILLIAN'S

                  Jillian's represents and warrants to Holdings and the JWC Group, as follows:

                  6.1 Organization of Jillian's. Each of Jillian's and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified or licensed would, in the aggregate, have or result in a Material Adverse Effect on Jillian's (taken separately) or Jillian's and its subsidiaries (taken as a whole). Except as set forth in Section 2.1 of the Disclosure Schedule (as defined in the Merger Agreement), Jillian's does not, directly or indirectly, own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

                  6.2  Authority; No Conflict; Required Filings and Consents.

                       (a) Jillian's has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Jillian's. This Agreement has been duly and validly executed and delivered by Jillian's and constitutes a valid and binding obligation of Jillian's, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

                       (b) The execution and delivery by Jillian's of this Agreement does not, and the consummation of the transactions contemplated hereby will not, (i) conflict with, or result in any violation or breach of any provision of the Articles of Incorporation, as amended, or the By-laws, of Jillian's or (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Jillian's or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound, except in the case of clause (ii) for any such violations, breaches, defaults, terminations, cancellations, accelerations or conflicts which would not, in the aggregate, have a Material Adverse Effect on Jillian's (taken separately) or Jillian's and its subsidiaries (taken as a whole) or impair the ability of Jillian's to consummate the transactions contemplated by this Agreement.

                       (c) Except as set forth in Section 2.3(c) of the Disclosure Schedule, no Consent of any person, including, without limitation, any Governmental Entity is required by or with respect to Jillian's or any of its subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) such Consents as may be required under applicable state securities laws and (ii) such other Consents (other than those of a Governmental Entity) which, if not obtained or made, would not, individually or in the aggregate, have a Material Adverse Effect on Jillian's (taken separately) or Jillian's and its subsidiaries (taken as a whole) or impair the ability of Jillian's to consummate the transactions contemplated by this Agreement.


                                  ARTICLE VII

                                   COVENANTS

                  7.1 Legal Conditions. Each of the parties hereto will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to the transactions contemplated hereby and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them in connection with the transactions contemplated hereby. Each of the parties hereto will take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity required to be obtained or made by any such party in connection with the transactions contemplated hereby.

                  7.2 Consents and Approvals. Each of the parties hereto shall use all reasonable efforts to obtain all necessary consents, waivers and approvals under any of such party's material agreements, contracts, licenses, leases or commitments in connection with the transactions contemplated hereby.

                  7.3 Reasonable Efforts. The parties hereto agree to use reasonable efforts to effect the Closing and otherwise consummate the transactions contemplated hereby.

                  7.4 JWC Agreements. JWC will execute and deliver the Stockholders Agreement and the Management Agreement (as defined in the Merger Agreement) at or prior to the Closing.

                  7.5 Continuing Shareholder Agreements; Other Option Holder Agreements. The Continuing Shareholders will each execute and deliver the Stockholders Agreement at or prior to the Closing and a Holdings Option, at the Closing, exercisable for such number of shares of Holdings Common as set forth on Schedule 1 hereto. The Other Option Holders will each execute and deliver the Stockholders Agreement at or prior to the Closing and a Hold-ings Option, at the Closing, exercisable for such number of shares of Holdings Common as set forth on Schedule 1 hereto.

                  7.6 Continuing Option Holder Agreements. The Continuing Option Holders will each execute and deliver the Stockholders Agreement at or prior to the Closing and a Holdings Management Option, at the Closing, exercisable for such number of shares of Holdings Common as set forth on
Schedule 2 hereto.

                  7.7 Holdings Agreements. Holdings will (i) adopt the Holdings Stock Option Plan at or prior to the Closing, (ii) execute and deliver the Stockholders Agreement at or prior to the Closing, (iii) execute and deliver a Holdings Option for each Continuing Shareholder and Other Option Holder, at the Closing, exercisable for such number of shares of Holdings Common as set forth on Schedule 1 hereto, (iv) execute and deliver a Holdings Management Option for each Continuing Option Holder, at the Closing, exercisable for such number of shares of Holdings Common as set forth on
Schedule 2 hereto and (v) execute and deliver a warrant to purchase shares of Holdings Common, substantially in the form of Exhibit B hereto (a "Holdings Warrant"), for each Continuing Warrant Holder, at the Closing, exercisable for such number of shares of Holdings Common as set forth on Schedule 3 hereto.

                  7.8 Debt Instruments. Island Partners, Ltd. will execute and deliver a promissory note (the "IP Promissory Note") in the principal amount of $200,000 at an annual rate of interest equal to that paid by
Jillian's on borrowings from its primary bank to be designated by the Board of Directors of Holdings as of the Effective Time, substantially in the form of Exhibit C hereto, at or prior to the Closing. Steven Foster and
[    ] will execute and deliver a promissory note (the "Foster Promissory Note")
in the principal amount of $375,000 at a 7% annual interest rate, substantially in the form of Exhibit D hereto, at or prior to the Closing. Kevin Troy will execute and deliver a promissory note (the "Troy Promissory Note") in the principal amount of $50,000 at an annual rate of interest equal to that paid by Jillian's on borrowing from its primary bank to be designated by the Board of Directors of Holdings as of the Effective Time, substantially in the form of Exhibit E hereto, at or prior to the Closing. The IP Promissory Note, the Foster Promissory Note and the Troy Promissory Note are collectively referred to herein as the "Debt Instruments." Each of Island Partners, Ltd., Steven Foster and Kevin Troy hereby represents and warrants to Holdings and the JWC Group that (i) such Borrower has all requisite power and authority to enter into the applicable Debt Instrument, (ii) the execution and delivery of the applicable Debt Instrument have been duly authorized by all necessary action on the part of such Borrower, and (iii) the applicable Debt Instrument has been duly and validly executed and delivered by such Borrower and constitutes a valid and binding obligation of such Borrower, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law). At the Closing, Holdings will deliver to each Borrower the number of shares of Holdings Common for which the applicable note serves as consideration, as set forth in such note. Further, the Borrowers will each execute and deliver the Stockholders Agreement at or prior to the Closing.

                  7.9 No Solicitation. None of Jillian's the Continuing Shareholders, the Other Option Holders, the Continuing Option Holders, the Non-Continuing Option Holders, the Borrowers or the Continuing Warrant Holders will (i) solicit, initiate, facilitate or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock or similar transactions involving Jillian's or any of its subsidiaries, other than the transactions contemplated by this Agreement or the Merger Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal, or (iii) agree to, approve or recommend any Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent Jillian's or its Board of Directors from furnishing nonpublic information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal by such person or entity or recommending an unsolicited bona fide written Acquisition Proposal to the shareholders of Jillian's, if and only to the extent that the Board of Directors of Jillian's determines in good faith by a majority vote,
(x) after consultation with its financial advisor, that such Acquisition Proposal would, if consummated, result in a transaction more favorable to the shareholders of Jillian's from a financial point of view than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as a "Superior Proposal") and (y) based on the written opinion of outside legal counsel, that failing to take such action would result in a breach of its fiduciary duties to shareholders under applicable law.

                  7.10 Continuing Warrant Holders. The Continuing Warrant Holders will each execute and deliver the Stockholders Agreement at or prior to the Closing and will, at the Closing, deliver to Holdings any warrants to purchase shares of Jillian's Common (each a "Jillian's Warrant") held by them (whether or not exercisable).


                                  ARTICLE VIII

                    CONDITIONS TO OBLIGATIONS OF THE PARTIES

                  8.1 Conditions to Each Party's Obligation. The respective obligations of each party to consummate the transactions contemplated hereby are subject to the satisfaction (or waiver by the relevant party under the

Merger Agreement) at or prior to the Closing of each of the conditions set forth in Sections 6.1 (a) through (h), 6.2 and 6.3 of the Merger Agreement.

                  8.2 Additional Conditions to Obligations of Holdings and JWC. The obligations of Holdings and JWC to effect the transactions contemplated by this Agreement are subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by Holdings and JWC:

                       (a)  Representations and Warranties.  The
representations and warranties of Jillian's, the Continuing Shareholders, the Other Option Holders, the Continuing Option Holders, the Non-Continuing
Option Holders, the Borrowers and the Continuing Warrant Holders set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except for changes contemplated by this Agreement, and Holdings and JWC shall have received a certificate signed by each such party to such effect.

                       (b) Performance of Obligations. Jillian's, the Continuing Shareholders, the Other Option Holders, the Continuing Option Holders, the Non-Continuing Option Holders, the Borrowers and the Continuing Warrant Holders shall have performed all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and Holdings and JWC shall have received a certificate signed by each such party to such effect.

                       (c) Opinion. Holdings shall have received the opinion of Shaw Pittman Potts & Trowbridge, in form and substance reasonably acceptable to Holdings, dated the Closing Date, covering the matters set forth on Exhibit F hereto.


                  8.3 Additional Conditions to Obligations of Jillian's, the Continuing Shareholders, the Other Option Holders, the Continuing Option Holders, the Non-Continuing Option Holders, the Borrowers and the Continuing Warrant Holders. The obligations of Jillian's, the Continuing Shareholders, the Other Option Holders, the Continuing Option Holders, the Non-Continuing Option

Holders, the Borrowers and the Continuing Warrant Holders to effect the transactions contemplated by this Agreement are subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by Jillian's, the Continuing Shareholders, the Other Option Holders, the Continuing Option Holders, the Non-Continuing Option Holders, the Borrowers and the Continuing Warrant Holders:

                       (a)  Representations and Warranties.  The
representations and warranties of Holdings and JWC set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except for changes contemplated by this Agreement, and Jillian's, the Continuing Shareholders, the Other Option Holders, the Continuing Option Holders, the Non-Continuing Option Holders, the Borrowers and the Continuing Warrant Holders shall have received a certificate signed by each such party to such effect.

                       (b) Performance of Obligations. Holdings and the JWC Group shall have performed all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and Jillian's, the Continuing Shareholders, the Other Option Holders, the Continuing Option Holders, the Non-Continuing Option Holders, the Borrowers and the Continuing Warrant Holders shall have received a certificate signed by each such party to such effect.


                                   ARTICLE IX

                                  TERMINATION

                  9.1 Termination. This Agreement may be terminated, by any of the parties hereto, prior to the Closing, in the event that the Merger Agreement is terminated in accordance with its terms, and the transactions contemplated hereby thereupon may be abandoned.

                  9.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall immediately become void, and there shall be no liability or obligation on the part of Holdings, the JWC Group, Jillian's, the Continuing Sharehold-ers, the Other Option Holders, the Continuing Option Holders, the Non-Continuing Option Holders, the Borrowers or the Continuing Warrant Holders or their respective officers, directors, stockholders or affiliates, except that a party may have liability to the other parties if the basis of termination is a willful or reckless material breach by such party of one or more of the provisions of this Agreement.


                                   ARTICLE X

                                    SURVIVAL

                  10.1 Survival. All representations and warranties contained in this Agreement shall survive the Closing.


                                   ARTICLE XI

                                 MISCELLANEOUS

                  11.1 Amendment. This Agreement may be amended by the parties hereto at any time. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                  11.2 Extension; Waiver. At any time prior to the Closing, the parties hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or
(iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                  11.3 Notices. All notices and other communications hereunder shall be in writing and shall be delivered personally or by next-day courier or telecopied with confirmation of receipt to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice). Any such notice or other communication shall be effective upon receipt, if personally delivered or telecopied, or one day after delivery to a courier for next-day delivery.

                        (a)  if to JWC, the JWC Group or Holdings, to

                             J.W. Childs Associates, L.P.
                             One Federal Street, 21st Floor
                             Boston, MA  02110
                             Attention:  Glenn A. Hopkins
                             Telecopy:  (617) 753-1101

                             with a copy to:

                             Skadden, Arps, Slate, Meagher & Flom
                             LLP
                             One Beacon Street
                             Boston, MA  02108
                             Attention:  Louis A. Goodman
                             Telecopy:  (617) 573-4822

                        (b) if to the Continuing Shareholders, the Other Option Holders, the Continuing Option Holders, the Non-Continuing Option Holders, the Borrowers or the Continuing Warrant Holders, to

                             Jillian's Entertainment Corporation
                             727 Atlantic Avenue
                             Boston, MA  02111
                             Attention:  Steven L. Foster
                             Telecopy:  (617) 350-5606

                             with a copy to
                             Jillian's counsel:

                             Shaw Pittman Potts & Trowbridge
                             2300 N Street, N.W.
                             Washington, D.C.  20037
                             Attention:  Steven L. Meltzer
                             Telecopy:  (202) 663-8007

                           (c)  if to Jillian's to:

                                    Jillian's Entertainment Corporation
                                    727 Atlantic Avenue
                                    Boston, MA  02110
                                    Attention:  Steven L. Foster
                                    Telecopy:  (617) 350-5606

                           with a copy to:

                                    Shaw Pittman Potts & Trowbridge
                                    2300 N Street, N.W.
                                    Washington, D.C.  20037
                                    Attention:  Steven L. Meltzer
                                    Telecopy:  (202) 663-8007

                  11.4 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. As used in this Agreement, the term "affiliate(s)" shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

                  11.5 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                  11.6 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

                  11.7 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to any applicable conflicts of law.

                  11.8 Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect against a party hereto, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby and such invalidity, illegality or unenforceability shall only apply as to such party in the specific jurisdiction where such judgment shall be made.

                  11.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of each of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                  IN WITNESS WHEREOF, the parties hereto have signed this Agreement under seal as of the date first written above.

                                        J.W. CHILDS EQUITY PARTNERS, L.P.

                                        By:  J.W. Childs Advisors, L.P., its
                                        general partner

                                        By:  J.W. Childs Associates, L.P.,
                                        its general partner

                                        By:  J.W. Childs Associates, Inc.,
                                        its general partner



                                        By:
                                           ---------------------------------
                                           Name:
                                           Title:



                                        ------------------------------------
                                        [           ], as Representative of,
                                        and Attorney-In-Fact for, the Group




                                        JILLIAN'S ENTERTAINMENT
                                        CORPORATION



                                        By:
                                           ---------------------------------
                                           Name:
                                           Title:

                                        CONTINUING SHAREHOLDERS:



                                        ------------------------------------
                                        Steven L. Foster





                                        ------------------------------------
                                        Steven Rubin



                                        ------------------------------------
                                        Kevin Troy



                                        ------------------------------------
                                        Kerry Brietbart




                                        THE BLIND TRUST UDT 3/26/93



                                        By:
                                           ---------------------------------
                                           Name:
                                           Title:



                                        ------------------------------------
                                        Warren Berman



                                        ------------------------------------
                                        William Hurlin

                                        OTHER OPTION HOLDERS:



                                        ------------------------------------
                                        Steven L. Foster



                                        ------------------------------------
                                        Daniel M. Smith



                                        ------------------------------------
                                        [CFO]



                                        ------------------------------------
                                        Stephen M. Weis



                                        ------------------------------------
                                        Kevin Troy



                                        ------------------------------------
                                        Steven Rubin



                                        ------------------------------------
                                        Kerry Breitbart




                                        CONTINUING OPTION HOLDERS:



                                        ------------------------------------
                                        King Cole

                                        ------------------------------------
                                        Cary S. Tuland



                                        ------------------------------------
                                        Patricia Ambur



                                        ------------------------------------
                                        Steven L. Meltzer



                                        ------------------------------------
                                        Donald Leopold



                                        ------------------------------------
                                        John L. Kidde



                                        ------------------------------------
                                        Steven L. Foster



                                        ------------------------------------
                                        Kevin Troy



                                        ------------------------------------
                                        Daniel M. Smith



                                        ------------------------------------
                                        Stephen M. Weis

                                        ------------------------------------
                                        Ron Widman




                                        THE BLIND TRUST UDT 3/26/93



                                        By:
                                           ---------------------------------
                                           Name:
                                           Title:




                                        NON-CONTINUING OPTION HOLDERS:

                                        [                           ]



                                        BORROWERS:



                                        ------------------------------------
                                        Steven L. Foster



                                        ------------------------------------
                                        Kevin Troy



                                        ISLAND PARTNERS, LTD.



                                        By:
                                           ---------------------------------
                                           Name:
                                           Title:

                                        CONTINUING WARRANT HOLDERS:



                                        ------------------------------------
                                        Kerry Brietbart



                                        ------------------------------------
                                        [Seattle Landlord]